Exhibit 4.11

EXECUTION VERSION

Framework Agreement

in respect of Airbus aircraft leased or to be leased, as the case may be, by CIT Aerospace International to its airline customers

Dated _______________ 2008

ABN AMRO Bank N.V., London branch
(as Arranger)

Madeleine Leasing Limited
(as Initial Borrower)

CIT Aerospace International
(as Initial Head Lessee)

CIT Group Inc.
(as Guarantor)

Contents

1	Definitions and interpretation	1
2	Representations and warranties	9
3	Availability	11
4	Alternate Borrower	12
5	Additional aircraft	13
6	Export Credit Agency approval	13
7	Maximum Loan Amount	14
8	Repayment and Loan Amortisation Schedules	14
9	Suspension Event	14
10	Cancellation	14
11	Cross-Collateralisation	15
12	Agency and arrangement fees	15
13	Costs and expenses	15
14	Discretions of the Export Credit Agencies	15
15	Confidentiality	16
16	Miscellaneous	16
17	Notices	17
18	Governing law	18
19	Jurisdiction	18
20	Service of Process	19
21	Third party rights	19
22	Entire agreement	19
23	Counterparts	19

Schedule 1 - Aircraft		20

Contents (i)

Schedule 2 - Form of Accession Deed	21
Schedule 3 - Conditions precedent	23

Contents (ii)

Framework Agreement

Dated _______________ 2008

Between

(1)	ABN AMRO Bank N.V. (the Arranger), a banking institution established under the laws of The Netherlands acting through its branch at 250 Bishopsgate, London EC2M 4AA, United Kingdom;

(2)	Madeleine Leasing Limited (the Initial Borrower), a limited liability company incorporated under the laws of Ireland having its registered office at 25-28 Northwall Quay, Dublin 1, Ireland;

(3)

CIT Aerospace International (the Initial Head Lessee), an unlimited company incorporated under the laws of Ireland having its registered office at 1 Stoke's Place, St. Stephen's Green, Dublin 2, Ireland; and

(4)

CIT Group Inc. (in its capacity as guarantor, the Guarantor), a corporation incorporated under the laws of the State of Delaware and having its principal place of business at 1 CIT Drive, Livingston, New Jersey 07039, United States of America and its chief executive office at 505 Fifth Avenue, New York 10017, United States of America;

Recitals

A	Under the Aircraft Purchase Agreements, the Purchaser has agreed to purchase the Aircraft from the Manufacturer.

B	The Arranger has agreed to arrange funding to partially finance the acquisition of the Aircraft on the terms of this Agreement.

It is agreed:

1	Definitions and interpretation

1.1	Definitions

Capitalised terms, unless the context otherwise requires, shall have the following meanings:

Acceding Party has the meaning given to in Clause 4.1.

Accession Deed means a deed of accession to this Agreement, in substantially the form set out in Schedule 2.

Actual ECA Premia means, in respect of an Aircraft, the premia to be payable to the Export Credit Agencies (or to KfW) in relation to the ECA Loans relating to that Aircraft.

Administrator means Deutsche International Corporate Services Ireland Limited.

Agent means, in respect of a Loan Agreement, the Arranger or such other Lender which is party to such Loan Agreement in the capacity of ECA Facility Agent.

Aircraft means, as the context requires, all or any of the Original Aircraft and those Eligible Aircraft which the Arranger and the Guarantor have agreed in writing shall be subject to this Agreement.

Aircraft Price means, in respect of an Aircraft, the "Aircraft Price" as defined in the All Parties Agreement relating to that Aircraft.

Aircraft Purchase Agreements means each of:

(a)	the Airbus A320 family and A350 aircraft purchase agreement dated 17 August 2005 between the Purchaser as buyer and the Manufacturer (as legal successor to AVSA S.A.R.L.) as seller; and

(b)	the Airbus A330 aircraft purchase agreement dated 29 June 2006 between the Purchaser as buyer and the Manufacturer as seller,

in each case as amended and/or restated from time to time and including any other letter agreements, exhibits and appendices from time to time relating respectively thereto.

All Parties Agreement means, in respect of an Aircraft, the all parties agreement in the agreed form and to be entered into among, inter alios, ABN AMRO Bank N.V., London branch (in the capacities therein described), the relevant Borrower and the relevant Head Lessee.

Alternate Borrower means each Borrower (other than the Initial Borrower) which accedes to this Agreement by the execution of an Accession Deed.

Alternate Head Lessee means, each Head Lessee (other than the Initial Head Lessee) which accedes to this Agreement by the execution of an Accession Deed.

Applicable Law means:

(a)	any law, statute, decree, constitution, regulation, authorisation, judgment, injunction or other directive of any Government Entity;

(b)	any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; or

(c)	any judicial or administrative interpretation with binding characteristics or application of those described in (a) or (b) above,

and in each case, which is applicable to any Aircraft or its use or operation, any Head Lessee, any Borrower, the Guarantor, either Arranger, any Relevant Party or any Transaction Document.

Applicable Margin means, in respect of an Aircraft, such margin as the Arranger and the Guarantor shall agree in writing is applicable to the Loans relating to that Aircraft.

Aviation Authority means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration has from time to time:

(a)	control or supervision of civil aviation in the State of Registration; and

(b)	jurisdiction over the registration, airworthiness or operation of, or other similar matters relating to, that Aircraft.

Availability End Date means the earlier to occur of:

(a)	a Cancellation Event; or

(b)	31 December 2009.

Availability Period means the period from and including the date of this Agreement to and including the Availability End Date.

Borrower means, in respect of an Aircraft, the Initial Borrower or the relevant Alternate Borrower (as the case may be).

British Lenders means, in respect of an Aircraft, the persons nominated or to be nominated as the British Lenders in the relevant Loan Agreement.

British National Agent means, in respect of any Loan Agreement, either Arranger or such other Lender which is party to such Loan Agreement in the capacity of British National Agent.

Business Day means a day, other than a Saturday or Sunday, on which commercial banks are open for general business in Dublin, Paris, Frankfurt am Main, London and New York City.

Buyer Furnished Equipment means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied by the Purchaser to the Manufacturer prior to the Delivery Date or (as the case may be) during any post delivery modification period relating to the relevant Aircraft.

Cancellation Event means the occurrence of any of the following events or circumstances:

(a)	an Event of Default;

(b)	any breach by the Guarantor or any of the Head Lessees of their respective obligations under this Agreement.

Cancellation Notice means a "Cancellation Notice" under and as defined in any All Parties Agreement.

Certified Copy means, in relation to a document, a copy of that document bearing the endorsement "Certified as a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

COFACE means Compagnie Française d'Assurance pour le Commerce Extérieur.

Default means a "Default" under and as defined in any All Parties Agreement.

Delivery means:

(a)

in respect of an Aircraft which is not a Refinanced Aircraft, the delivery of the Aircraft by the Manufacturer to the relevant Borrower under the relevant Aircraft Purchase Agreement (the rights in respect of which are assigned by the relevant Purchase Agreement Assignment) and the simultaneous delivery of the Aircraft by the relevant Borrower to the relevant Head Lessee under the relevant Head Lease; or

(b)	in respect of a Refinanced Aircraft, the delivery of the Aircraft by the Manufacturer to the Head Lessee and simultaneous delivery of the Aircraft to the relevant Lessee under the relevant Lease.

Delivery Date means, in respect of an Aircraft, the date on which Delivery takes place.

Delivery Date means, in respect of an Aircraft, the date on which Delivery takes place.

Delivery Notice means a notice given pursuant to Clause 6.1.

Dollars and $ means the lawful currency of the United States of America.

ECA Facility means each loan facility which the Lenders have made available pursuant to and in accordance with the terms of this Agreement, in each case, pursuant to, in respect of an Aircraft, the terms of a Loan Agreement.

ECA Support Arrangements means, in respect of an Aircraft, the guarantees, insurance or other support of the relevant Borrower's obligations under the relevant Loan Agreement issued or to be issued:

(a)	by COFACE to the French Lenders;

(b)	by Euler Hermes to the German Lenders; and

(c)	by ECGD to the British Lenders,

in each case, in form and substance satisfactory to the Arranger (it being understood that the decision to issue any ECA Support Arrangements is in the absolute discretion of the relevant Export Credit Agency).

ECGD means The Secretary of State of Her Britannic Majesty's Government acting by the Export Credits Guarantee Department.

Election Date means, in respect of an Aircraft, the date falling thirty (30) Business Days prior to its Scheduled Delivery Date.

Eligible Aircraft means all or any of the thirty four (34) Airbus aircraft to be purchased by the Purchaser pursuant to the Aircraft Purchase Agreements which have been approved for financing by the Export Credit Agencies and which are not then subject to this Agreement.

Euler Hermes means Euler Hermes Kreditversicherungs-AG.

Event of Default means an "Event of Default" under and as defined in any All Parties Agreement.

Export Credit Agencies means each of ECGD, COFACE and Euler Hermes.

Fees Letter means the letter dated the same date as this Agreement between the Arranger and the Initial Head Lessee and described on its face as the Fees Letter.

First Trigger Event means the senior unsecured indebtedness obligations of the Guarantor being rated below A- if and as rated by Standard & Poor's Corporation or A3 if and as rated by Moody's Investor Service, Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating).

Financed Aircraft means, as at the relevant date of determination, each Aircraft in respect of which Delivery has occurred and which is partially financed pursuant to this Agreement.

French National Agent means, in respect of any Loan Agreement, either Arranger or such other Lender which is party to such Loan Agreement in the capacity of French National Agent.

French Lenders means, in respect of an Aircraft, the persons nominated or to be nominated as the French Lenders in the relevant Loan Agreement.

German National Agent means, in respect of any Loan Agreement, either Arranger or such other Lender which is party to such Loan Agreement in the capacity of German National Agent.

German Lenders means, in respect of an Aircraft, the persons nominated or to be nominated as the German Lenders in the relevant Loan Agreement.

Government Entity means:

(a)	any national government, political subdivision, banking or monetary authority thereof or local jurisdiction therein;

(b)	any instrumentality, board, commission, authority, department, organ, court or agency of any of the foregoing, however constituted; and

(c)	any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

Head Lease means, in respect of an Aircraft, the head lease in the agreed form and to be entered into between the relevant Borrower and the relevant Head Lessee.

Head Lessee means, in respect of an Aircraft, the Initial Head Lessee or the relevant Alternate Head Lessee who leases that Aircraft from a Borrower.

Latest Permitted Delivery Date means, in respect of an Aircraft, the date specified in column (2) of Schedule 1 opposite the Aircraft Reference Number of such Aircraft (or such other date as the Arranger and the relevant Head Lessee may agree in writing).

Lease means, in respect of an Aircraft, a "Lease" as defined in the All Parties Agreement relating to that Aircraft.

Lenders means, in respect of an Aircraft, all or any (as the context may require) of the French Lenders, the German Lenders and the British Lenders participating in the Loans for that Aircraft.

Lessee means, in respect of an Aircraft, a "Lessee" as defined in the All Parties Agreement relating to that Aircraft.

LIBOR means, in respect of an Aircraft, "LIBOR" as defined in the All Parties Agreement relating to that Aircraft.

Loan Agreement means, in respect of an Aircraft, the ECA loan agreement in the agreed form and to be entered into among, inter alios, the relevant Borrower, the Lenders and ABN AMRO Bank N.V., London branch (in the capacities therein described).

Loans means, in respect of an Aircraft, the "ECA Loans" as defined in the All Parties Agreement relating to that Aircraft.

Mandatory Cost means, in respect of a Loan Agreement, "Mandatory Cost" as defined in that Loan Agreement.

Manufacturer means Airbus S.A.S., a société par actions simplifiée duly created and existing under French law, whose principal place of business is at 1, rond point Maurice Bellonte, 31700 Blagnac Cédex, Republic of France.

Material Adverse Effect means a material adverse effect on:

(a)	the business, assets, liabilities, prospects or financial condition of any Head Lessee or the Guarantor;

(b)	the ability of any Head Lessee or the Guarantor to perform its obligations under the Transaction Documents in respect of any Aircraft;

(c)	any right or remedy of any Relevant Party in respect of any Transaction Document; or

(d)	any interest of any Relevant Party in respect of any Aircraft.

Maximum Loan Amount means, in respect of an Aircraft, the lower of:

(a)	the sum of eighty five per cent (85%) of the Net Aircraft Cost plus the Actual ECA Premia;

(b)	the amount approved for that Aircraft by the Export Credit Agencies; and

(c)

in respect of any Refinanced Aircraft whose Refinancing Date falls on or after the date falling three months after its Delivery Date, the sum of eighty-three point two two nine one seven per cent (83.22917%) of the Net Aircraft Cost plus the Actual ECA Premium.

National Agent means, in respect of an Aircraft, any or all (as the case may require) of the British National Agent, the French National Agent and the German National Agent who participate in the Loans for that Aircraft.

Net Aircraft Cost means, in respect of an Aircraft, the amount calculated pursuant to the Aircraft Purchase Agreement and to be set out in the invoice from the Manufacturer as the price of the Aircraft on the Delivery Date, net of any airframe and/or engine credit memoranda specific to the Aircraft together with the costs of installed buyer furnished equipment, provided that:

(a)

for the purpose of this Agreement and with respect to any installed buyer furnished equipment, the definitions of Maximum Loan Amount and Actual ECA Premia (but not the definitions of Permitted BFE Limit or Unfinanced Amount) shall be calculated by reference to the lower of:

(i)	the cost of installed buyer furnished equipment; or

(ii)	the Permitted BFE Limit; and

(b)	such amount is confirmed in writing by the Manufacturer to the Arranger and is otherwise approved by the Export Credit Agencies.

Net Worth means, at any date of determination, the total stockholders' equity of the Guarantor and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles adopted and accepted in the United States of America.

Net Worth Event means the Net Worth falling below the greater of:

(a)	four billion Dollars ($4,000,000,000); or

(b)

any amount below which a net worth event (howsoever described) would be triggered under any financing arrangements entered into (including by way of amendment) by the Guarantor or which is guaranteed by the Guarantor.

Obligors means each Borrower, each Head Lessee, and the Guarantor and Obligor means any of them.

Original Aircraft means the nine (9) Airbus aircraft described in Schedule 1 to be purchased by the Purchaser pursuant to the Aircraft Purchase Agreements.

Original Guarantor Financial Statements means the audited consolidated accounts of the Guarantor for the year ended 31 December 2007.

Parties means the parties to this Agreement and, following the entry into by it of an Accession Deed as an Acceding Party (as defined therein), each Alternate Borrower and each Alternate Head Lessee.

Permitted BFE Limit means, in respect of an Aircraft, an amount equal to five per cent (5%) of the Net Aircraft Cost, or such other limit as may be imposed by the Export Credit Agencies from time to time.

Purchaser means C.I.T. Leasing Corporation, a Delaware corporation having its principal place of business at 1 CIT Drive, Livingston, New Jersey 07039, United States of America.

Purchase Agreement Assignment means, in respect of an Aircraft which is not a Refinanced Aircraft, the purchase agreement assignment in the agreed form and to be entered into between the Purchaser and the relevant Borrower.

Purchase Agreement Assignment means, in respect of an Aircraft which is not a Refinanced Aircraft, the purchase agreement assignment in the agreed form and to be entered into between the Purchaser and the relevant Borrower.

Refinanced Aircraft means an Aircraft in respect of which an ECA Facility is to be made available after the Delivery Date of that Aircraft.

Refinancing Date means, in respect of a Refinanced Aircraft, the date on which the ECA Loans relating to that Refinanced Aircraft are drawn.

Relevant Party means, in respect of an Aircraft, a "Relevant Party" as defined in the All Parties Agreement relating to that Aircraft.

Request means, in respect of an Aircraft, a "Request" as defined in the All Parties Agreement relating to that Aircraft.

Scheduled Delivery Date means, in respect of an Aircraft which is not a Refinanced Aircraft, the date on which the relevant Head Lessee considers (acting reasonably) Delivery shall occur, which date shall have been notified to the Arranger in writing pursuant to Clause 6.1.

Second Trigger Event means the senior unsecured indebtedness obligations of the Guarantor being rated below BBB if and as rated by Standard & Poor's Corporation or Baa2 if and as rated by Moody's Investor Service Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating).

Security Documents means, in respect of an Aircraft, the "Security Documents" as defined in the All Parties Agreement relating to that Aircraft.

Security Interest means any mortgage, pledge, lien, charge, assignment, right of detention, hypothecation, statutory right in rem or security interest or any other agreement or arrangement having a similar effect.

State of Registration means, in relation to an Aircraft, any state or territory in which that Aircraft is registered from time to time pursuant to a Lease or pursuant to this Agreement (as the case may be).

Subsidiary means, in respect of any person, an entity of which such person has direct or indirect control or owns directly or indirectly more than fifty per cent (50%) of the voting capital or similar right of ownership.

Suspension Event means the occurrence of any of the following:

(a)	a Default;

(b)	the service of a Cancellation Notice;

(c)	an event or circumstance which has a Material Adverse Effect; or

(d)

an event or circumstance affecting the normal operation of the London Interbank Market which, in the reasonable opinion of the Arranger, would impair the ability of the relevant Lenders to provide the relevant ECA Facility in accordance with the terms of the relevant Loan Agreement.

Tax means any and all present or future taxes (of any nature and however termed), levies, fiscal charges, imposts, duties, fees, assessments, surcharges, restrictions, conditions or other charges in the nature of Tax and however arising which are now or at any time hereafter imposed, assessed, charged, levied, collected, demanded, withheld or claimed, wherever in the world, by any government, state, province, local government, municipality or other public authority and Tax and Taxation shall be construed accordingly.

Transaction Documents means, in respect of an Aircraft and the financing of such Aircraft hereunder, any or all (as the context may require) of the following documents entered or to be entered into in relation thereto:

(a)	an All Parties Agreement;

(b)	all documents identified as "Transaction Documents" in that All Parties Agreement or, prior to execution of that All Parties Agreement, in the agreed form of that All Parties Agreement,

in each case together with such additional documents required to be entered into pursuant respectively thereto.

Unfinanced Amount means an amount, in respect of an Aircraft, equal to the Net Aircraft Cost less the amount actually financed or to be financed by the relevant ECA Facility.

1.2	Construction

In this Agreement, unless the contrary intention appears:

(a)	a document is in the agreed form if it is in the form of a draft agreed between and initialled by or on behalf of the Arranger and the Initial Head Lessee;

(b)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(c)	assets includes present and future properties, revenues and rights of every description;

(d)	an authorisation includes an authorisation, consent, approval, resolution, permit, certificate, declaration, licence, exemption, filing, registration or notarisation;

(e)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(f)

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(g)

a regulation includes any regulation, rule, order, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h)	a currency is a reference to the lawful currency for the time being of the relevant country;

(i)	a Cancellation Event, Suspension Event, Default or Event of Default being continuing means that it has not been remedied or waived;

(j)	a provision of any applicable law or regulation is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(k)	a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;

(l)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(m)	a reference to this Agreement or another document is a reference to this Agreement or that other document as amended (with the consent of any relevant Party, if that consent is required);

(n)	unless otherwise specified, a time of day is a reference to London time;

(o)

unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)

notwithstanding Clause 1.2(o)(i), a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate;

(p)	where the context so admits, words importing the singular number only shall include the plural and vice versa, and words importing the neuter gender shall include the masculine or feminine gender; and

(q)	the headings in this Agreement do not affect its interpretation.

2	Representations and warranties

2.1	Head Lessee Representations and Warranties

2.1.1

Each Head Lessee hereby makes the representations and warranties set out in this Clause 2.1.1 and acknowledges that the other Parties have entered into this Agreement in reliance on those representations and warranties:

(a)	it is a corporation, duly organised and validly existing under the laws of its jurisdiction of incorporation;

(b)	it has the power and authority to own its assets and carry on its business as it is being conducted;

(c)

it has the power to enter into and perform, and all necessary corporate, shareholder and other action has been taken to authorise the entry into and performance of this Agreement, its obligations under this Agreement and the transactions contemplated by this Agreement; and

(d)	the person(s) executing this Agreement on its behalf is authorised to do so.

2.1.2

The representations set out in Clause 2.1.1 are made by the Initial Head Lessee on the date of this Agreement and by each Alternate Head Lessee on the date such Alternate Head Lessee accedes to this Agreement.

2.2	Guarantor representations and warranties

2.2.1	To induce the Arranger to enter into this Agreement, the Guarantor represents and warrants to the Arranger that:

(a)

it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its property and carry on its business as presently conducted;

(b)

it has the power and capacity to execute and deliver, and to perform its obligations under this Agreement and all necessary action has been taken to authorise the execution, delivery and performance of the same; and

(c)

it has taken all necessary legal action to authorise the person or persons who execute and deliver this Agreement to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby; and

(d)

it is not an "investment company" within the meaning of the Investment Company Act 1940 of the United States of America and no consent or authorisation of any Government Entity is required on the part of it in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents.

2.2.2	The representations set out in Clause 2.2.1 are made by the Guarantor on the date of this Agreement.

2.3	Arranger representations and warranties

2.3.1

The Arranger hereby makes the representations and warranties set out in this Clause 2.3.1 and acknowledges that the other Parties have entered into this Agreement in reliance on those representations and warranties:

(a)	it is a banking institution duly incorporated and validly existing under the laws of the Netherlands;

(b)

it has the power and authority (corporate and other) to execute, deliver and perform its obligations under this Agreement and all necessary consents have been obtained or will have been obtained, prior to execution respectively thereof, to duly authorise the execution, delivery and performance of the same; and

(c)	this Agreement has been duly executed and delivered by it.

2.3.2	The representations set out in Clause 2.3.1 are made by the Arranger on the date of this Agreement.

2.4	Borrower representations and warranties

2.4.1

Each Borrower hereby makes the representations and warranties set out in this Clause 2.4.1 and acknowledges that the other Parties have entered into this Agreement in reliance on those representations and warranties:

(a)	it is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	it has the power and authority to own its assets and carry on its business as it is being conducted;

(c)

it has the power to enter into and perform, and all necessary corporate, shareholder or other action has been taken to authorise the entry into and performance of this Agreement, its obligations under this Agreement and the transactions contemplated by this Agreement; and

(d)	the person(s) executing this Agreement on its behalf is authorised to do so.

2.4.2	The representations set out in Clause 2.4.1 are made by the Initial Borrower on the date of this Agreement and by each Alternate Borrower on the date such Alternate Borrower accedes to this Agreement.

2.5	Survival

The representations and warranties made by the Parties pursuant to this Clause 2 shall survive the execution of this Agreement and shall remain in full force and effect notwithstanding the occurrence of any event or circumstance.

3	Availability

3.1	Availability

Subject to:

(a)	the terms and conditions of this Agreement;

(b)	the satisfaction or waiver to the satisfaction of the Arranger of the conditions precedent set out in Schedule 3;

(c)

the provision, in respect of a Loan Agreement, by each Export Credit Agency (in its absolute discretion) of ECA Support Arrangements for the full amount to be made available pursuant to such Loan Agreement and otherwise in form and substance satisfactory to the Arranger;

(d)	the entry into of the Transaction Documents in respect of such Aircraft prior to the Latest Permitted Delivery Date in respect of such Aircraft;

(e)

the satisfaction or waiver or deferral to the satisfaction of the ECA facility agent under the relevant Loan Agreement of the conditions precedent to the making available of the relevant ECA Facility, and set out in the relevant All Parties Agreement, the Arranger shall use reasonable endeavours to make available, or to procure that the same are made available to any Borrower, the loan facilities contemplated herein in respect of all or any of the Aircraft and agrees to enter into the relevant Transaction Documents with respect to such Aircraft together with any other documents contemplated by the relevant All Parties Agreement.

3.2	Availability Period

3.2.1

The loan facilities set out in this Agreement shall be available for drawdown by the Lenders on each Business Day during the Availability Period on the terms and subject to the conditions of this Agreement.

3.2.2	Notwithstanding Clause 3.2.1, no ECA Loan shall be made available in respect of a Refinanced Aircraft after the date falling six (6) months after the Delivery Date of that Refinanced Aircraft.

3.3	Currency

The currency of each ECA Facility shall be Dollars.

3.4	Purpose

Each ECA Facility shall, subject to the terms and conditions of this Agreement, be used by the relevant Borrower solely for the purpose of partially financing or refinancing, as the case may be, the acquisition of the Aircraft pursuant to the Transaction Documents to be entered into in relation thereto, but neither Arranger shall be obliged to concern itself with the application respectively thereof.

3.5	Term

The term of each ECA Facility shall be twelve (12) years from the relevant Delivery Date (subject to any provisions relating to delayed delivery in the relevant ECA Loan Agreement).

4	Alternate Borrower

4.1	Alternate Borrower/Alternate Head Lessee

4.1.1	The Guarantor may at any time, by written notice to the Arranger, request that an Alternate Borrower or Alternate Head Lessee accede to this Agreement by executing an Accession Deed.

4.1.2	Unless otherwise agreed in writing by the Arranger, no more than two Alternate Borrowers and two Alternate Head Lessees may accede to this Agreement.

4.1.3

No less than fourteen (14) days prior to the date upon which it is proposed that an Accession Deed is entered into, a draft of such Accession Deed shall be delivered to each of the Parties and each Party shall execute such Accession Deed within such fourteen (14) day period.

4.1.4

Upon execution of an Accession Deed by the Acceding Party (as defined in the relevant Accession Deed) (the Acceding Party) and the Parties, this Agreement shall forthwith be deemed to have been amended and supplemented in accordance with the terms of the relevant Accession Deed and each Party and the Acceding Party agrees to be bound by this Agreement as so amended and supplemented.

4.1.5	By its execution of an Accession Deed, the Acceding Party agrees that:

(a)	it shall be bound in all respects by the provisions of this Agreement as if it had at all times been an Alternate Borrower or Alternate Head Lessee, as applicable hereunder; and

(b)	the making available of any ECA Facility shall be subject to the terms and conditions of this Agreement.

4.1.6

As soon as reasonably practicable after the execution of an Accession Deed, the Acceding Party shall deliver a copy, certified as a true copy of the original, of the Accession Deed to each of the other Parties.

4.2	Alternate Borrower election

Each Alternate Borrower shall be a single purpose vehicle incorporated in the Cayman Islands, Ireland or other jurisdiction approved by the Arranger and the Export Credit Agencies, the issued share capital of which is owned by the Administrator (or any other reputable corporate services provider approved by the Arranger and the Export Credit Agencies).

4.3	Alternate Head Lessee

The introduction of an Alternate Head Lessee is subject to the prior approval of the Arranger and the Export Credit Agencies in their absolute discretion.

4.4	Notice

Any request by the Guarantor pursuant to Clause 4.1 shall be made in writing no later than the Election Date.

5	Additional aircraft

5.1	Eligible Aircraft to become subject to this Agreement

Provided no Suspension Event has occurred and is continuing, the Arranger shall, at the request of the Guarantor, endeavour to arrange financing for the Eligible Aircraft such that they may become subject to this Agreement.

5.2	Application to Export Credit Agencies

The Arranger shall, at the request of the Guarantor, provide all reasonable assistance to the Guarantor in any application it makes to the Export Credit Agencies for approval of the financing of any aircraft which is the subject of either Aircraft Purchase Agreement which is not an Aircraft or an Eligible Aircraft.

6	Export Credit Agency approval

6.1	Delivery notice

Unless otherwise agreed in writing by the Arranger, not later than, (a) in respect of an Aircraft, 15 Business Days prior to its Scheduled Delivery Date or (b) if such Aircraft is a Refinanced Aircraft, the proposed Refinancing Date for that Refinanced Aircraft, the relevant Head Lessee shall give written notice to the Arranger:

(a)	if such Aircraft is not a Refinanced Aircraft, confirming the Scheduled Delivery Date relating thereto;

(b)	if such Aircraft is a Refinanced Aircraft, confirming the proposed Refinancing Date relating thereto;

(c)

confirming the manufacturer's serial number and the proposed registration mark of the Aircraft and the type and serial number of the engines which were or will, as the case may be, be installed on such Aircraft on Delivery;

(d)	confirming the Net Aircraft Cost in respect of the Aircraft;

(e)	confirming the name of the Lessee for the Aircraft and the State of Registration;

(f)	the identity of each Obligor to be involved in the ECA Financing for that Aircraft together with an explanation as to how the Unfinanced Amount shall be paid;

(g)	such information as regards the cost and installation of any Buyer Furnished Equipment to be installed on the Aircraft as may be available,

and the relevant Head Lessee shall attach to such notice (i) a Certified Copy of the proposed Lease and (ii) the responses (addressed and in a form satisfactory to the Export Credit Agencies) of legal counsel satisfactory to the Arranger in the jurisdiction of incorporation of the proposed Lessee (and, if different, in the proposed State of Registration) to a jurisdictional questionnaire in the form from time to time required by the Export Credit Agencies.

6.2	Request for Export Credit Agency approval

Promptly following its receipt of a Delivery Notice under Clause 6.1, the Arranger shall procure that the relevant National Agents shall give written notice to the Export Credit Agencies providing a copy of such Delivery Notice and drafts of the loan amortisation schedules calculated in accordance with Clause 8.

6.3	Determination by Export Credit Agency

Promptly following its receipt of the same from the Export Credit Agencies, the Arranger shall procure that the relevant National Agents will confirm:

(a)

whether, in respect of the relevant Aircraft, the Export Credit Agencies will be prepared to enter into ECA Support Arrangements relating to the relevant Loan Agreement (it being understood that the entry into any ECA Support Arrangements shall be in the sole discretion of the relevant Export Credit Agency);

(b)

if the Export Credit Agencies are not prepared to enter into ECA Support Arrangements on the basis referred to in Clause 6.3(a), whether they would be so prepared on an alternative basis, and what that alternative basis would be (to the extent the same has been communicated to the Arranger).

7	Maximum Loan Amount

The parties agree that each ECA Facility shall not exceed the Maximum Loan Amount.

8	Repayment and Loan Amortisation Schedules

The loan amortisation schedule in respect of each Loan Agreement shall be fully amortising by equal quarterly payments of principal and interest based on a "mortgage style" profile over a twelve (12) year term from the Delivery Date on the basis of an interest rate equal to the aggregate of:

(a)	LIBOR;

(b)	the Applicable Margin; and

(c)	Mandatory Cost.

9	Suspension Event

9.1	Suspension Event

The Arranger shall, for so long as a Suspension Event is continuing and by written notice to the other Parties, not be required to make available all or any facilities hereunder available to any Borrower and which, as at the time such Suspension Event occurs, have not yet been so made available.

9.2	Arranger's rights

The rights of the Arranger under Clause 9.1 shall be without prejudice to its other rights and/or the rights of any other person under the Transaction Documents entered into from time to time in respect of any Aircraft or otherwise howsoever.

10	Cancellation

10.1	Cancellation Event

The Arranger shall, following the occurrence of a Cancellation Event and by written notice to the other Parties, be entitled to cancel all or any of the facilities which it is required to make available to any Borrower pursuant to this Agreement and which, as at the time of such Cancellation Event, have not yet been so made available.

10.2	Arranger's rights

The rights of the Arranger under Clause 10.1 shall be without prejudice to its other rights and/or the rights of any other person under the Transaction Documents entered into from time to time in respect of any Aircraft or otherwise howsoever.

11	Cross-Collateralisation

11.1	Cross-Collateralisation

Each ECA Facility shall be fully cross-collateralised in the manner contemplated by the agreed form of the Transaction Documents.

11.2	Other Structures

Any non-application of the cross-collateralisation arrangements referred to in Clause 11.1 shall be subject to the approval of the Arranger and each Export Credit Agency (acting in their absolute discretion) and subject to such conditions as the Arranger and the Export Credit Agencies may attach thereto.

12	Agency and arrangement fees

The Guarantor agrees to pay the Arranger the arrangement fees on the dates and in the amounts set out in each Fees Letter.

13	Costs and expenses

The Initial Head Lessee shall pay to the Arranger and each Export Credit Agency on demand the amount of all costs and expenses including legal fees, (other than administration fees and subject to any arrangements agreed between the Guarantor and relevant legal counsel in connection with such legal counsels' fees and expenses) reasonably incurred by it in connection with:

(a)	the negotiation, preparation, printing, execution and completion of this Agreement; and

(b)	the negotiation, preparation, printing, execution and completion of the Transaction Documents entered into, in respect of an Aircraft, on or prior to the relevant Delivery Date; and

(c)

any amendment, waiver or consent requested by the Guarantor or by or on behalf of any Borrower or Head Lessee or allowed by or required to implement this Agreement or required by any Export Credit Agency.

14	Discretions of the Export Credit Agencies

Each of the parties hereto acknowledge and agree that nothing contained in this Agreement shall, or shall be deemed to, limit or otherwise fetter the absolute discretion of the Export Credit Agencies with respect to any of the matters set out herein.

15	Confidentiality

15.1	Confidentiality

(a)	Each Party shall keep confidential any information supplied to it by or on behalf of any other Party in connection with this Agreement. However, a Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Party of this Clause;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation binding on it (including filing requirements of the Securities & Exchange Commission of the United States);

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers;

(vi)	to the extent allowed under Clause 15.2 (Disclosure to authorities);

(vii)	with the agreement of each other relevant Party;

(viii)	in connection with any press release, advertisement or announcement as and to the extent agreed by the Head Lessee, the ECA Facility Agent and the National Agents;

(ix)	to any of its Affiliates;

(x)	to any of the Export Credit Agencies; or

(xi)	to another Party.

(b)	This Clause supersedes any previous confidentiality undertaking given by a Party in connection with this Agreement prior to it becoming a Party.

15.2	Disclosure to authorities

The Arranger may:

(a)

provide information about the Transaction Documents to any Government Entity of the French Republic, the Federal Republic of Germany and the United Kingdom or to international institutions which are charged by any such Government Entity with collecting statistical data; and

(b)	allow the parties referred to in Clause 15.2(a) to inspect and receive any records relating to the Transaction Documents.

16	Miscellaneous

16.1	Invalidity

If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that shall not in any way affect or impair:

(a)	the validity, legality or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

16.2	Remedies and waivers

No failure by any Party to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided at law.

16.3	English language

If this Agreement is translated into any other language, in the event of any conflict between the English text and the text in such other language, the English text shall prevail.

16.4	Assignments and transfers

16.4.1	Neither the Guarantor nor any Borrower or Head Lessee may assign, transfer or otherwise dispose of any or all of their respective rights and/or obligations under this Agreement.

16.4.2

Subject to the prior written consent of the Head Lessees and/or the Guarantor, such consent not to be unreasonably withheld or delayed, the Arranger shall be entitled to assign, transfer and/or otherwise dispose of its rights and/or obligations under this Agreement to any person.

16.5	Amendments

The Parties agree that the provisions of this Agreement shall not be amended except by an instrument in writing executed by the Parties.

17	Notices

17.1	Method and delivery

Save as expressly provided to the contrary in this Agreement, any notice or communication under or in connection with this Agreement shall be in English and in writing and shall be delivered personally, or by post or facsimile transmission to the respective addresses or facsimile numbers set out in Clause 17.2 or such other address or facsimile number as the recipient may have notified to the sender in writing. Notices by facsimile shall be confirmed in writing by registered mail or air courier. Any notice shall be deemed received upon actual receipt thereof or, if earlier:

(a)	in the case of a letter, on the fifth Business Day after posting; and

(b)	in the case of a facsimile transmission, on the Business Day immediately following the date of despatch.

17.2	Addresses

The addresses and numbers of the Parties for the purposes of Clause 17.1 are:

(a)	to the Arranger at:

ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA

	Fax:	+44 20 7678 8727
	Attention:	Agency Section

(b)	to the Initial Borrower at:

Madeleine Leasing Limited 5 Harbourmaster Place International Financial Services Centre Dublin 1 Ireland

	Fax:	+353 1 680 6050
	Attention:	The Directors

(c)	to each Alternate Borrower, at the address specified in the relevant Accession Deed;

(d)	to the Initial Head Lessee at:

CIT Aerospace International 3 Georges Dock IFSC Dublin 1 Ireland

	Fax:	+353 1 656 1001
	Attention:	Chief Counsel

(e)	to each Alternate Head Lessee, at the address specified in the relevant Accession Deed;

(f)	to the Guarantor at:

CIT Group Inc 505 Fifth Avenue New York New York 10017

	Fax:	+1 212 771 9520
	Attention:	General Counsel

18	Governing law

This Agreement shall be governed by, and construed in accordance with, English law.

19	Jurisdiction

19.1	Jurisdiction of the English courts

The Guarantor, each Head Lessee and each Borrower irrevocably agrees, for the benefit of the Arranger, that the English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

19.2	Proceedings in other jurisdictions

Nothing in this Clause 19 shall limit the right of the Arranger in respect of any such dispute, to take proceedings against the Guarantor, each Head Lessee or any Borrower in any other court of competent jurisdiction.

19.3	Waiver of objections

The Guarantor, each Head Lessee and each Borrower irrevocably agree to waive any objection to any court specified in this Clause 19, whether on the grounds of venue, or on the grounds that the forum is not appropriate. The Guarantor, each Head Lessee and each Borrower further irrevocably agrees that a judgment of any court specified in Clause 19.1 shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

19.4	Consent

The Parties consent generally to the giving of any relief and the issue of any process, in any proceedings brought under this Clause. This includes, without limitation, the grant of any judgment or order, and its enforcement against any asset.

20	Service of Process

The Guarantor, each Head Lessee and the Borrower shall at all times maintain an agent for service of process in England. Such agent shall be:

(a)	in the case of the Guarantor and each Head Lessee, CIT Capital Aviation (UK) Limited, currently of Peninsular House, 30-36 Monument Street, London EC3R 8LJ, United Kingdom; and

(b)	in the case of the Borrower, Law Debenture Corporate Services Limited, currently of Fifth Floor, 100 Wood Street, London EC2V 7EX,

and any writ, judgment or other notice of legal process shall be sufficiently served on such Party if delivered to its agent at its address for the time being. If for any reason, such agent no longer serves as agent of the relevant Party to receive service of process, that Party shall promptly appoint another agent and advise the other Party thereof.

21	Third party rights

The Parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement. The Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a party to this Agreement.

22	Entire agreement

22.1	Entire agreement

This Agreement sets out the entire agreement between the Parties. It supersedes all previous agreements between the Parties on the subject matter of this Agreement.

22.2	No implied terms

No other term, express or implied, forms part of this Agreement. No usage, custom or course of dealing forms part of or affects this Agreement.

23	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all counterparts shall together constitute but one and the same instrument.

Executed as a Deed by the Parties and delivered on the date first above written

Schedule 1 - Aircraft

Aircraft Reference No.	Aircraft Type	Manufacturer's Serial Number	Operator	Engine Manufacturer	Latest Permitted Delivery Date
1	A321-200	3397	Qatar	IAE	2 August 2008
2	A320-200	3408	Avianca	CFM	2 August 2008
3	A320-200	3433	Cebu	CFM	2 August 2008
4	A319-100	3467	Avianca	CFM	2 August 2008
5	A320-200	3472	Cebu	CFM	2 August 2008
6	A319-100	3518	Avianca	CFM	28 October 2008
7	A320-200	3487	Cebu	CFM	28 October 2008
8	A320-200	3492	Armavia	CFM	28 October 2008
9	A330-200	931	Air Europa	GE	28 October 2008

Schedule 2 - Form of Accession Deed

Date: [** ]

1	We refer to a framework agreement and guarantee dated [** ] 2008 (as the same may have been amended by one or more Accession Deeds dated prior to the date hereof) (the Framework Agreement). A copy of the Framework Agreement is annexed to this Accession Deed.

2	Terms and expressions defined in the Framework Agreement shall have the same meanings when used herein.

3

With effect from the date of execution of this Accession Deed, by all of the parties hereto, the Framework Agreement shall be amended and supplemented by the inclusion of [** ] (the Acceding Party) as a party thereto as an Alternate Borrower/Alternate Head Lessee[1].

4	The Acceding Party hereby makes the representations and warranties set out in clause 2.1 of the Framework Agreement, as if:

(a)	all references to the Initial Borrower/Initial Head Lessee[2] were to the Acceding Party; and

(b)	all references to this Agreement were to this Accession Deed.

5	The Acceding Party hereby confirms that it has read the Framework Agreement and agrees to be bound by the terms thereof.

6	For the purposes of clause 17 of the Framework Agreement, all notices, requests, demands or other communications shall be given to or made on the Acceding Party by being addressed as follows:

	[**	]

Fax:	[**	]
Attention:	[**	].

7	The agent for service of process on behalf of the Acceding Party in relation to any proceedings before the English courts in connection with the Framework Agreement is [** ].

8

Save as specifically amended and supplemented hereby, the parties hereto confirm that the Framework Agreement remains in full force and effect and that they are bound by the terms of the Framework Agreement as if the same were set forth herein.

9	This Accession Deed shall be governed by, and construed in accordance with, the laws of England.

IN WITNESS whereof this Accession Deed has been executed as a deed by the parties hereto and intended to be and is hereby delivered on the day and year first above written.

1 Delete as applicable
2 Delete as applicable

Executed as a deed by3)
[**	]	)
and signed by [**	]	)

)
being a person(s) who in accordance		)
with the laws of [**	] are/is	)
acting under the authority		)
of the company		)

3 Insert execution blocks of each Party to the Framework Agreement at the time the Accession Deed is entered into.

Schedule 3 - Conditions precedent

1	Guarantor corporate documents

1.1	A copy, certified by a duly authorised representative of the Guarantor to be a true, complete and up to date copy, of the constitutional documents of the Guarantor.

1.2

A copy, certified by a duly authorised representative of the Guarantor to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of the Guarantor:

(a)	approving the transactions contemplated by this Agreement; and

(b)

authorising a person or persons to execute and deliver, on behalf of the Guarantor, this Agreement, the other Transaction Documents and any notices or other documents to be given pursuant thereto or pursuant.

1.3	Specimen signatures of the signatories of the Guarantor, certified by an officer of the Guarantor.

1.4	A copy of the Original Guarantor Financial Statements.

2	Legal opinions

2.1	A legal opinion addressed and in form and substance satisfactory to the Arranger and each Export Credit Agency from A&L Goodbody in respect of the Initial Borrower and the Initial Head Lessee.

2.2	A legal opinion addressed and in form and substance satisfactory to the Arranger and each Export Credit Agency from Vedder Price P.C. in respect of the Guarantor.

2.3	A legal opinion addressed and in form and substance satisfactory to the Arranger and each Export Credit Agency from in-house counsel to the Guarantor in respect of the Guarantor.

Execution page

Framework Agreement

The Arranger

Executed as a Deed on behalf of
ABN AMRO Bank N.V., London branch	)
and signed by	)
and	)
being persons who in accordance with the law	)
of The Netherlands is acting under the	)
authority of the company	)	________________________________________
in the presence of:

Initial Borrower

SIGNED, SEALED and DELIVERED	)
by Madeleine Leasing Limited	)
by	)
its lawfully appointed attorney	)	________________________________________
in the presence of:

Initial Head Lessee

SIGNED, SEALED and DELIVERED	)
by CIT Aerospace International	)
by	)
its lawfully appointed attorney	)	________________________________________
in the presence of:

The Guarantor

Executed as a Deed on behalf of	)
CIT Group Inc.	)
and signed by	)
being a person who in accordance with the	)
law of the State of Delaware is acting under	)
the authority of the company	)	________________________________________
in the presence of:

Contents

1	Definitions and interpretation	1
2	Amendment	1
3	Change of name	2
4	Costs and expenses	2
5	Miscellaneous	2
6	Governing law	2
7	Entire agreement	2

Schedule 1 – Amendments to the Framework Agreement 3

LML/NEC/51039.00273/8779255.04

Contents (i)

Deed of amendment

Dated 19 July 2010

Among

Recitals

A The Parties have entered into the Framework Agreement to regulate the arrangement of ECA-backed financing of the acquisition of certain Airbus aircraft by a Borrower.

B The Parties have agreed to amend the Framework Agreement on the terms of this Deed.

It is agreed:

1 Definitions and interpretation

1.1 Definitions

1.1.1 In this Deed the following definitions apply.

Framework Agreement means the framework agreement dated 11 July 2008 entered into among the Parties.

Parties means the parties to this Deed.

1.1.2 Capitalised terms used (and not otherwise defined) in this Deed shall have the respective meanings ascribed to them in the Framework Agreement.

1.2 Construction

Clause 1.2 of the Framework Agreement shall apply to this Deed as if set out in full in this Deed and as if references to "this Agreement" were references to this Deed.

2 Amendment

The Parties agree that with effect from the date of this Deed, the Framework Agreement shall be amended by making the changes set out in Schedule 1.

LML/NEC/51039.00273/8779255.04 Page 1

3 Change of name

Each Party (other than the Arranger) acknowledges for the purposes of this Deed and the Transaction Documents that the entity formerly known as ABN AMRO Bank N.V. is now known as The Royal Bank of Scotland N.V.

4 Costs and expenses

The Initial Head Lessee shall pay to the Arranger and each Export Credit Agency on demand the amount of all costs and expenses including legal fees, (other than administration fees and subject to any arrangements agreed between the Guarantor and relevant legal counsel in connection with such legal counsels' fees and expenses) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and completion of this Deed, any Accession Deed and any letter agreements between the Parties (or any of them) in relation to this Deed or the Framework Agreement.

5 Miscellaneous

Clauses 14 (*Discretions of the Export Credit Agencies*), 15 (*Confidentiality*), 16 (*Miscellaneous*), 17 (*Notices*), 19 (*Jurisdiction*), 21 (*Third party rights*), 22.2 (*No implied terms*) and 23 (*Counterparts*) of the Framework Agreement shall apply to this Deed as if set out in full in this Deed and as if references to "this Agreement" were references to this Deed.

6 Governing law

7 Entire agreement

The Framework Agreement as amended by this Deed, taken together with any agreement in writing between the Parties (or any of them) on matters pertaining to the Framework Agreement entered into following the date of the Framework Agreement, sets out the entire agreement between the Parties. It supersedes all previous agreements between the Parties on the subject matter of the Framework Agreement.

LML/NEC/51039.00273/8779255.04 Page 2

Schedule 1 – Amendments to the Framework Agreement

In this Schedule, references to a Clause are references to the relevant clause of the Framework Agreement.

1 The definition of "Aircraft Purchase Agreements" in Clause 1.1 shall be deleted and replaced with the following:

"**Aircraft Purchase Agreements** means each of:

"(c) any other purchase agreement between the Purchaser (or an affiliate of the Purchaser) as buyer and the Manufacturer as seller which the Guarantor and the Arranger agree in writing shall be an "Aircraft Purchase Agreement" for the purposes of this Agreement,

2 The definition of "Availability End Date" in Clause 1.1 shall be deleted and replaced with the following:

"**Availability End Date** means the earlier to occur of:

"(a) a Cancellation Event; or

"(b) 31 December 2010 or such later date as may be agreed in writing by the Arranger and the Guarantor.".

3 The definition of "Eligible Aircraft" in Clause 1.1 shall be deleted and replaced with the following:

LML/NEC/51039.00273/8779255.04 Page 3

Execution page

Framework Agreement

The Arranger

Executed as a **Deed** on behalf of)
The Royal Bank of Scotland N.V.,)
London branch) **MATHIAS KOCHER**
and signed by Mathias Kocher, Asst. Director)
and)
being persons who in accordance with the law)
of The Netherlands are acting under the)
authority of the company) ______________________
in the presence of:

Witness signature: **PAUL DAVIS**

Witness name: Paul Davis

Witness address: RBS, 135 Bishopsgate,
London EC2M 3UR

Initial Borrower

SIGNED and **DELIVERED** as a **DEED**) **MARGARET KENNEDY**
by **Madeleine Leasing Limited**)
by Margaret Kennedy)
its lawfully appointed attorney ______________________
in the presence of:

Witness signature: **KEVIN CASSIDY**

Witness name: Kevin Cassidy

Witness address: 5 Harbourmaster Place,
IFSC, Dublin 1

Initial Head Lessee

SIGNED and **DELIVERED** as a **DEED**) **JULIAN ROUCHY-KELLY**
by **CIT Aerospace International**)
by Julian Rouchy-Kelly)
its lawfully appointed attorney ______________________
in the presence of:

Witness signature: **SUZANNE HANNON**

Witness name: Suzanne Hannon

Witness address: 3 George's Dock, IFSC,
Dublin 1

LML/NEC/51039.00273/8779255.04 Page 4

The Guarantor

Executed as a **Deed** on behalf of **CIT Group Inc.** and signed by Glenn A. Votek, Executive Vice President and Treasurer being a person who in accordance with the law of the State of Delaware is acting under the authority of the company in the presence of:	)))))))	**GLENN A. VOTEK** ____________________

Witness signature: **LYNN WARD**

Witness name: Lynn Ward

Witness address: 1 CIT Drive, Livingston, NJ 07856

LML/NEC/51039.00273/8779255.04 Page 5

Letter agreement number 1 of 2010

relating to a framework agreement dated 11 July 2008

dated                                2010

among

(1)	The Royal Bank of Scotland N.V. (the Arranger), a banking institution established under the laws of The Netherlands acting through its branch at 250 Bishopsgate, London EC2M 4AA, United Kingdom;

(2)	CIT Aerospace International (the Head Lessee), an unlimited company incorporated under the laws of Ireland having its registered office at 1 Stoke's Place, St. Stephen's Green, Dublin 2, Ireland; and

(3)	CIT Group Inc. (in its capacity as guarantor, the Guarantor), a corporation incorporated under the laws of the State of Delaware and having its principal place of business at 1 CIT

Drive, Livingston, New Jersey 07039, United States of America and its chief executive office at 505 Fifth Avenue, New York 10017, United States of America.

It is agreed

1

Reference is made to that framework agreement (the Framework Agreement) dated 11 July 2008 among Madeleine Leasing Limited and the parties to this letter agreement (as such has been amended and acceded to from time to time). Capitalised terms used but not otherwise defined in this letter agreement shall have the respective meanings ascribed to them in the Framework Agreement.

2	The Arranger and the Guarantor agree that the following aircraft (the Relevant Aircraft) shall be subject to the Framework Agreement:

Aircraft Type	Manufacturer's Serial Number	Operator	Engine Manufacturer	Latest Permitted Delivery Date
A320-200	4178	Qantas	IAE	28 July 2010
A320-200	4197	Cyprus	IAE	29 July 2010
A330-200	1094	Qantas	GE	29 July 2010
A320-200	4257	Qantas	IAE	29 July 2010
A320-200	4270	Air Via	IAE	29 July 2010

The Arranger and the Guarantor agree to enter into supplemental letter agreements as appropriate in order that such further aircraft as may be approved by the Export Credit Agencies for financing are made subject to the Framework Agreement.

3

The Arranger and the Head Lessee agree that the Latest Permitted Delivery Date for each Relevant Aircraft shall be the date appearing beside that Relevant Aircraft in the column marked "Latest Permitted Delivery Date" in the above table.

4	The arrangement fee and agency fee payable for the financing of each Relevant Aircraft and any other Aircraft for which Delivery occurs in 2010 (each a 2010 Aircraft) will be documented in fee letters to be executed on or about the relevant Delivery Date in the form utilised for the Financed Aircraft. Subject to paragraph 5 below, the amount of each such fee shall be as follows:

	(a)	arrangement fee: one hundred and thirty thousand Dollars ($130,000) per 2010 Aircraft;

	(b)	agency fee where the leasing structure comprises a head lease from a Borrower to a Head Lessee and a lease from that Head Lessee to a Lessee: three thousand, five hundred euro (€3,500) per annum for each 2010 Aircraft so leased; and

	(c)	agency fee for any other leasing structure: six thousand euro (€6,000) per annum for each 2010 Aircraft so leased.

5

If on 4 January 2011 or, if earlier, the date on which the Guarantor or the Head Lessee notifies the Arranger that no further aircraft are to be financed under the Framework Agreement in 2010 the aggregate total of arrangement fees paid in respect of 2010 Aircraft (the Total Arrangement Fee) is less than one million Dollars ($1,000,000), the Head Lessee will within five Business Days of written demand by the Arranger pay to the Arranger in cleared funds an amount in Dollars equal to the result of subtracting the Total Arrangement Fee from one million Dollars ($1,000,000). This paragraph 5 will not apply if the Arranger's mandate has been terminated by the Guarantor pursuant to paragraph 7 below.

6

It is noted that the Transaction Documents relating to each 2010 Aircraft will be based on the Transaction Documents relating to those Aircraft financed prior to the date of this letter agreement, taking into account:

(a)

the changes relating to additional collateral, liquidity and financial covenants as set out in one or more heads of terms documents agreed among the Head Lessee and the Export Credit Agencies on or about the date of this letter;

(b)	the proposed Lessee (and its jurisdiction of incorporation), State of Registration and, if different, habitual base of the relevant 2010 Aircraft (including any changes to the documentation required or advisable noting the responses of legal counsel in any such jurisdiction in their response to a jurisdiction questionnaire required under clause 6.1 of the Framework Agreement);

(c)	the leasing chain proposed for the relevant 2010 Aircraft by the Head Lessee; and

(d)	whether the 2010 Aircraft is to be a Refinanced Aircraft.

7

Notwithstanding anything to the contrary in the Framework Agreement, the Guarantor may by notice in writing to the Arranger terminate the Arranger's role as arranger under the Framework Agreement with respect to any Relevant Aircraft the re-financing of which has not at that time occurred if:

(a)

Denton Wilde Sapte LLP (or any successor thereof) ceases to act as English legal counsel to the Arranger and the Export Credit Agencies in respect of the transactions related to the Framework Agreement; or

(b)

the Export Credit Agencies require any changes to the Transaction Documents for a Relevant Aircraft which (i) fall outside the scope of paragraph 6 above and (ii) are not agreed by the Guarantor or the Head Lessee.

The Guarantor will consult in good faith with the Arranger before exercising its rights under this paragraph 7.

8	This letter agreement, and any non-contractual obligations arising from or otherwise connected with it, shall be governed by and construed in accordance with English law.

Signed by the parties

Signed by	)
duly authorised for and on behalf of	)
The Royal Bank of Scotland N.V.,	)
London branch	)

Signed by	)
duly authorised for and on behalf of	)
CIT Aerospace International	)

Signed by	)
duly authorised for and on behalf of	)
CIT Group Inc.	)

The Arranger

Executed as a **Deed** on behalf of
The Royal Bank of Scotland N.V., London branch
and signed by M.C. [illegible]HER
and ASS[illegible] [illegible]ECTOR
being persons who in accordance with the law of The Netherlands are acting under the authority of the company in the presence of:

Witness signature:

Witness name: MADHAVI JOSHI

Witness address: ROYAL BANK OF SCOTLAND PLC
135 BISHOPSGATE, EC2M 3UR

Original Borrower

SIGNED and **DELIVERED** as a **DEED**
by **Madeleine Leasing Limited**
by
its lawfully appointed attorney
in the presence of:

Witness signature:

Witness name:

Witness address:

Acceding Party

Witness signature:

Witness name:

Witness address:

LML/NEC/51039.00273/8779513.03

Page 2

The Arranger

Witness signature:

Witness name:

Witness address:

Original Borrower

SIGNED and **DELIVERED** as a **DEED**
by **Madeleine Leasing Limited**
by
its lawfully appointed attorney
in the presence of:

Witness signature:

Witness name: Annemarie Mc Loughlin

Witness address: 5 Harbourmaster Place,
IFSC,
Dublin 1.

Acceding Party

Witness signature:

Witness name: Annemarie Mc loughlin

Witness address: 5 Harbourmaster Place,
IFSC,
Dublin 1.

LML/NEC/51039.00273/8779513.03 Page 2

Initial Head Lessee

SIGNED and **DELIVERED** as a **DEED**
by **CIT Aerospace International**
by
its lawfully appointed attorney
in the presence of:

Thomas Schmid
Attorney-in-Fact

Witness signature: Suzanne Hannon

Witness name: SUZANNE HANNON

Witness address: 3 GEORGE'S DOCK, IFSC, DUBLIN 1

The Guarantor

Witness signature:

Witness name:

Witness address:

LML/NEC/51039.00273/8779513.03

Page 3

Initial Head Lessee

SIGNED and **DELIVERED** as a **DEED**)
by **CIT Aerospace International**)
by)
its lawfully appointed attorney) ______________________
in the presence of:

Witness signature:

Witness name:

Witness address:

The Guarantor

GLENN A. VOTEK
Executive Vice President
and Treasurer

Witness signature:

Witness name: Lynn Ward

Witness address: 1. CIT Drive
Livingston, NJ 07039

LML/NEC/51039.00273/8779513.03 Page 3

Letter agreement number 2 of 2010

relating to a framework agreement dated 11 July 2008

dated 29 July 2010

among

(1)	The Royal Bank of Scotland N.V. (the Arranger), a banking institution established under the laws of The Netherlands acting through its branch at 250 Bishopsgate, London EC2M 4AA, United Kingdom;

(2)	CIT Aerospace International (the Head Lessee), an unlimited company incorporated under the laws of Ireland having its registered office at 1 Stoke's Place, St. Stephen's Green, Dublin 2, Ireland; and

(3)

CIT Group Inc. (in its capacity as guarantor, the Guarantor), a corporation incorporated under the laws of the State of Delaware and having its principal place of business at 1 CIT Drive, Livingston, New Jersey 07039, United States of America and its chief executive office at 505 Fifth Avenue, New York 10017, United States of America.

It is agreed

1

Reference is made to that framework agreement (the Framework Agreement) dated 11 July 2008 among Madeleine Leasing Limited and the parties to this letter agreement (as such has been amended and acceded to from time to time). Capitalised terms used but not otherwise defined in this letter agreement shall have the respective meanings ascribed to them in the Framework Agreement.

2	The Arranger and the Guarantor agree that the following aircraft (the Relevant Aircraft) shall be subject to the Framework Agreement:

Aircraft Type	Manufacturer's Serial Number	Operator	Engine Manufacturer	Latest Permitted Delivery Date
A320-200	4303	Qantas	IAE	27 November 2010
A320-200	4305	Air Via	IAE	23 November 2010
A319-100	4403	Volaris	IAE	23 December 2010
A319-100	4422	Volaris	IAE	23 December 2010

3

The Arranger and the Head Lessee agree that the Latest Permitted Delivery Date for each Relevant Aircraft shall be the date appearing beside that Relevant Aircraft in the column marked "Latest Permitted Delivery Date" in the above table. In addition, the Arranger and the Head Lease agree the Latest Permitted Delivery Date for each aircraft set out in the following table (noting that such aircraft are already subject to the Framework Agreement) shall be the date appearing beside that aircraft in the following table.

Aircraft Type	Manufacturer's Serial Number	Operator	Engine Manufacturer	Latest Permitted Delivery Date
A320-200	4197	Cyprus	IAE	15 August 2010

A330-200	1094	Qantas	GE	22 August 2010
A320-200	4257	Qantas	IAE	10 October 2010
A320-200	4270	Air Via	IAE	25 October 2010

4	This letter agreement, and any non-contractual obligations arising from or otherwise connected with it, shall be governed by and construed in accordance with English law.

Signed by the parties

Signed by	)
duly authorised for and on behalf of	)
The Royal Bank of Scotland N.V.,	)
London branch	)

Signed by	)
duly authorised for and on behalf of	)
CIT Aerospace International	)

Signed by	)
duly authorised for and on behalf of	)
CIT Group Inc.	)